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                               EXHIBIT (19)(b)












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                              CONSENT OF COUNSEL


        We hereby consent to the use of our name and to the references to our firm under the caption of "Legal Counsel" including in or made a part of the Registration Statement on Form N-1A, File No. 33-21489, filed under the Securities Act of 1933, as amended, of The Sessions Group.



                                                BAKER & HOSTETLER


Columbus, Ohio
October 14, 1996